Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE MANHATTAN WEST NEW YORK, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com	FIRM/AFFILIATE OFFICES BOSTON CHICAGO HOUSTON LOS ANGELES PALO ALTO WASHINGTON, D.C. WILMINGTON BEIJING BRUSSELS FRANKFURT HONG KONG LONDON
July 30, 2021
MOSCOW
MUNICH
PARIS
Global Indemnity Group, LLC Three Bala Plaza East, Suite 300 Bala Cynwyd, PA 19004	SÃO PAULO SEOUL SHANGHAI SINGAPORE TOKYO TORONTO

GBLI Holdings, LLC

Three Bala Plaza East, Suite 300

Bala Cynwyd, PA 19004

Re:	Global Indemnity Group, LLC

GBLI Holdings, LLC

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to Global Indemnity Group, LLC, a Delaware limited liability company (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company and GBLI Holdings, LLC, a Delaware limited liability company (“GBLI Holdings” and, together with the Company, the “Opinion Parties”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of up to $500,000,000 of (i) class A common shares, no par value, of the Company (the “Class A Common Shares”), (ii) class B common shares, no par value, of the Company (the “Class B Common Shares” and, together with the Class A Common Shares, the “Common Shares”), (iii) preferred shares, no par value, of the Company (the “Preferred Shares”), which may be issued in one or more series, (iv) depositary receipts (the “Receipts”) evidencing depositary shares, each representing a fractional interest in a Preferred Share (such depositary shares, the “Depositary Shares”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) proposed to be entered into between the Company and one or more banks or trust companies to be named in the applicable Deposit Agreement (each, a “Bank Depositary”), (v) debt securities of the Company and GBLI Holdings, as co-obligors (the “Debt Securities”), which may be

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

issued in one or more series under the Indenture, dated as of August 12, 2015 (the “Base Indenture”), by and between the Company (as successor to Global Indemnity Limited, a Cayman Islands exempted company (“GI Cayman”), as successor to Global Indemnity Limited plc, an Irish public limited company (“GI Ireland”)) and Wells Fargo Bank, National Association, as trustee (the “Original Trustee”), as amended by the First Supplemental Indenture, dated as of November 7, 2016 (the “First Supplemental Indenture”), by and between the Company (as successor to GI Cayman, as successor to GI Ireland) and the Original Trustee, the Second Supplemental Indenture, dated as of March 23, 2017 (the “Second Supplemental Indenture”), by and among the Company (as successor to GI Cayman, as successor to GI Ireland), the Original Trustee, U.S. Bank National Association, as series trustee for the 7.875% Subordinated Notes due 2047 (the “Series Trustee” and, together with the Original Trustee, the “Trustees”), and the Third Supplemental Indenture, dated as of April 25, 2018 (the “Third Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), by and among the Company (as successor to GI Cayman, as successor to GI Ireland) and GBLI Holdings (as successor to Global Indemnity Group, Inc., a Delaware corporation) as co-obligors and the Trustees, (vi) guarantees by the Company and/or GBLI Holdings (“Guarantees”) of debt securities issued by their subsidiaries (“Subsidiary Debt Securities”), which may be issued pursuant to a stand-alone guarantee, (vii) warrants to purchase Common Shares, Preferred Shares or Debt Securities (“Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein, (viii) purchase contracts (“Purchase Contracts”) obligating the holders thereof to purchase from the Company, and the Company to sell to such holders, Common Shares, Preferred Shares or Debt Securities at a future date or dates, which may be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”) proposed to be entered into by the Company and one or more purchase contract agents to be named therein, (ix) purchase units of the Company (“Purchase Units”), each consisting of a purchase contract and either Debt Securities or debt obligations of third parties, which may be issued pursuant to one or more agreements (each, a “Purchase Unit Agreement”) proposed to be entered into by the Company and one or more purchase unit agents to be named therein, and (x) such indeterminate number of Common Shares, Preferred Shares or Depositary Shares and indeterminate amount of Debt Securities as may be issued upon exercise, settlement, exchange or conversion, as applicable, of any Preferred Shares, Depositary Shares, Debt Securities, Warrants or settlement of any Purchase Contracts or Purchase Units, including such Common Shares or Preferred Shares as may be issued pursuant to anti-dilution adjustments (collectively, “Indeterminate Securities”). The Common Shares, the Preferred Shares, the Depositary Shares, the Debt Securities, the Warrants, the Purchase Contracts, the Purchase Units and the Indeterminate Securities offered pursuant to the Registration Statement are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) an executed copy of the Indenture;

(c) an executed copy of a certificate for each Opinion Party of Stephen W. Ries, Secretary of the Company and Vice President, Senior Corporate Counsel and Secretary of GBLI Holdings, dated the date hereof (collectively, the “Secretary’s Certificates”);

(d) copies of each Opinion Party’s Certificate of Formation certified by the Secretary of State of the State of Delaware, and certified pursuant to the applicable Secretary’s Certificate (collectively, the “Certificates of Formation”);

(e) a copy of the Company’s Second Amended and Restated Limited Liability Company Agreement, dated as of August 28, 2020, as amended and in effect as of the date hereof and certified pursuant to the applicable Secretary’s Certificate (the “Second Amended and Restated LLC Agreement”);

(f) a copy of GBLI Holding’s Amended and Restated Limited Liability Company Agreement, dated as of June 23, 2020, as amended and in effect as of the date hereof and certified pursuant to the applicable Secretary’s Certificate (the “GBLI Holdings Amended and Restated LLC Agreement” and, together with the Second Amended and Restated LLC Agreement, the “Operating Agreements”);

(g) a copy of certain resolutions of the Board of Directors of the Company adopted on June 5, 2021, certified pursuant to the applicable Secretary’s Certificate; and

(h) a copy of certain resolutions of the Board of Managers of GBLI Holdings adopted on June 5, 2021, certified pursuant to the applicable Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Opinion Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Opinion Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Opinion Parties and others and of public officials, including those in the Secretary’s Certificates and the factual representations and warranties contained in the Transaction Documents (as defined below).

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Delaware Limited Liability Company Act (the “DLLCA”) (all of the foregoing being referred to as “Opined-on Law”).

As used herein, “Transaction Documents” means the Deposit Agreements, the Indenture and any supplemental indentures and officer’s certificates establishing the terms of the Debt Securities pursuant thereto, the Warrant Agreements, the Purchase Contract Agreements, the Purchase Unit Agreements and any applicable underwriting or purchase agreement.

The opinions stated in paragraphs 1 through 7 below presume that all of the following (collectively, the “general conditions”) shall have occurred prior to the issuance of the Securities referred to therein: (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate prospectus supplement or term sheet with respect to such Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations, (iii) the applicable Transaction Documents shall have been duly authorized, executed and delivered by the Company, GBLI Holdings (if applicable) and the other parties thereto, including, if such Securities are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement or purchase agreement with respect thereto, (iv) the Board of Directors of the Company or the Board of Managers of GBLI Holdings, including any duly authorized committee thereof, shall have taken all necessary limited liability company action to approve the issuance and sale of such Securities and related matters and appropriate officers of such Opinion Party, as applicable, have taken all related action as directed by or under the direction of the Board of Directors or the Board of Managers of such Opinion Party, and (v) the terms of the applicable Transaction Documents and the issuance and sale of such Securities have been duly established in conformity with the Certificate of Formation of the applicable Opinion Party, so as not to violate any applicable law, the Certificate of Formation or the Operating Agreement of such Opinion Party, or result in a default under or breach of any agreement or instrument binding upon such Opinion Party, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over such Opinion Party.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any Common Shares offered by the Company, including any Indeterminate Securities constituting Common Shares (the “Offered Common Shares”), when (a) the general conditions shall have been satisfied and (b) the Offered Common Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Common Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be validly issued and fully paid, and under the DLLCA, the holders of the Offered Common Shares

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

will have no obligation to make further payments for the purchase of such Offered Common Shares or contributions to the Company solely by reason of their ownership of such Offered Common Shares except for their obligation to repay any funds wrongfully distributed to them.

2. With respect to any series of Preferred Shares offered by the Company, including any Indeterminate Securities constituting Preferred Shares of such series (the “Offered Preferred Shares”), when (a) the general conditions shall have been satisfied, (b) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Shares in accordance with the DLLCA (the “Certificate”), (c) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (d) if the Offered Preferred Shares are to be certificated, certificates in the form required under the DLLCA representing the Offered Preferred Shares are duly executed and countersigned and (e) the Offered Preferred Shares are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document, will be validly issued and fully paid, and under the DLLCA, the holders of the Offered Preferred Shares will have no obligation to make further payments for the purchase of such Offered Preferred Shares or contributions to the Company solely by reason of their ownership of such Offered Preferred Shares except for their obligation to repay any funds wrongfully distributed to them.

3. With respect to any Depositary Shares offered by the Company, including any Indeterminate Securities constituting Depositary Shares (the “Offered Depositary Shares”), when (a) the general conditions shall have been satisfied, (b) the Preferred Shares relating to such Offered Depositary Shares have been duly authorized for issuance by the Company, (c) the Offered Depositary Shares have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Deposit Agreement, and the Offered Depositary Shares have been delivered to the Bank Depositary for deposit in accordance with the applicable Deposit Agreement, and (d) the Receipts evidencing the Depositary Shares have been duly issued against deposit of the related Preferred Shares with the Bank Depositary in accordance with the applicable Deposit Agreement, such Deposit Agreement will constitute a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms under the laws of the State of New York.

4. With respect to any series of Debt Securities offered by the Opinion Parties, including any Indeterminate Securities constituting Debt Securities of such series (the “Offered Debt Securities”), when (a) the general conditions shall have been satisfied, (b) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Documents and (c) the certificates evidencing the Offered Debt Securities have been issued in a form that complies with the provisions of the applicable Transaction Documents and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Documents and issued

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, the Offered Debt Securities will constitute valid and binding obligations of the applicable Opinion Party, enforceable against such Opinion Party in accordance with their respective terms under the laws of the State of New York.

5. With respect to any Guarantee of any series of Subsidiary Debt Securities (the “Offered Guarantees”), when (a) the general conditions shall have been satisfied and (b) certificates (if any) or notations evidencing the Offered Guarantees and the certificates evidencing the Subsidiary Debt Securities guaranteed thereby have been duly executed and, if applicable, authenticated in accordance with the provisions of any applicable agreements, the Offered Guarantees will constitute valid and binding obligations of the applicable Opinion Party, enforceable against the applicable Opinion Party in accordance with their respective terms under the laws of the State of New York.

6. With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the general conditions shall have been satisfied, (b) the Common Shares, Preferred Shares and/or Debt Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the applicable Opinion Party, and (c) certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

7. With respect to any Purchase Contracts offered by the Company (the “Offered Purchase Contracts”), when (a) the general conditions shall have been satisfied, (b) the Common Shares, the Preferred Shares and/or the Debt Securities relating to such Offered Purchase Contracts have been duly authorized for issuance by the Company and GBLI Holdings (if applicable) and (c) the Offered Purchase Contracts have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Contract Agreement, the Offered Purchase Contracts, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

8. With respect to any Purchase Units offered by the Company (the “Offered Purchase Units”), when (a) the general conditions shall have been satisfied, (b) the Purchase Contracts and any Debt Securities or debt obligations of third parties included in such Offered Purchase Units have been duly authorized for issuance or sale, as applicable, by the applicable Opinion Party and (c) certificates evidencing the Offered Purchase Units have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Purchase Unit Agreement, the Offered Purchase Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

Transaction Document upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws or governmental orders affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and orders and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any Transaction Document or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Documents constitutes the valid and binding obligation of each party to such Transaction Document, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to waive or alter, or has the effect of, waiving or altering any statute of limitations;

(e) we do not express any opinion with respect to the enforceability of any provision of any Transaction Document to the extent that such provision purports to bind any Opinion Party to the exclusive jurisdiction of any particular federal court or courts;

(f) we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(g) we have assumed that any agent of service will have accepted appointment as agent to receive service of process and call to your attention that we do not express any opinion if and to the extent such agent shall resign such appointment; further, we do not express any opinion with respect to the irrevocability of the designation of such agent to receive service of process;

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

(h) we have assumed that the choice of New York law to govern the Indenture and any supplemental indenture thereto is a valid and legal provision;

(i) we have assumed that the laws of the State of New York will be chosen to govern any Deposit Agreements, Warrant Agreements, Purchase Contract Agreements and Purchase Unit Agreements and that such choice is and will be a valid and legal provision;

(j) we have assumed that the choice of a currency other than U.S. dollars as the currency in which any Securities may be denominated does not contravene any exchange control or other laws of the jurisdiction of any such currency, and further we call to your attention that a court may not award a judgment in any currency other than U.S. dollars; and

(k) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Document, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) neither the execution and delivery by any Opinion Party of the Transaction Documents to which such Opinion Party is a party nor the performance by such Opinion Party of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which such Opinion Party or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which such Opinion Party or its property is subject, or (iii) violates or will violate any law, rule or regulation to which such Opinion Party or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law);

(b) neither the execution and delivery by any Opinion Party of the Transaction Documents to which such Opinion Party is a party, nor the performance by such Opinion Party of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction; and

(c) the Operating Agreement of each Opinion Party is the only limited liability company agreement, as defined under the DLLCA, of such Opinion Party; each Opinion Party has, and since the time of its formation has had, at least one validly admitted and existing member of such Opinion Party and (i) no procedures have been instituted for, and no other event

Global Indemnity Group, LLC

GBLI Holdings, LLC

July 30, 2021

has occurred, including, without limitation, any action taken by any Opinion Party or their respective sole member, Board of Directors or Board of Managers, that would result in, the liquidation, dissolution or winding-up of such Opinion Party, (ii) no event has occurred that has adversely affected the good standing of any Opinion Party under the laws of its jurisdiction of formation, and each Opinion Party has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of any Opinion Party’s Certificate of Formation.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY